EXHIBIT 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Teck Resources Limited
Reporting Year	From	1/1/2025	To:	12/31/2025	Date submitted	5/27/2026
Reporting Entity ESTMA Identification Number	E452660		◉ Original Submission
○ Amended Report

Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	Teck Metals Ltd. - E097974 TCL US Holdings Ltd. - E433973 Teck Highland Valley Copper Partnership - E561040

Not Substituted

Attestation Through Independent Audit

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest that I engaged an independent auditor to undertake an audit of the ESTMA report for the entity(ies) and reporting year listed above. Such an audit was conducted in accordance with the Technical Reporting Specifications issued by Natural Resources Canada for independent attestation of ESTMA reports.

The auditor expressed an unmodified opinion, dated 2026-05-26, on the ESTMA Report for the entity(ies) and period listed above. The independent auditor's report can be found at end of report.

Full Name of Director or Officer of Reporting Entity		Crystal Prystai		Date	5/26/2026
Position Title		Executive Vice President and Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Teck Resources Limited				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E452660
Subsidiary Reporting Entities (if necessary)	Teck Metals Ltd. - E097974 TCL US Holdings Ltd. - E433973 Teck Highland Valley Copper Partnership - E561040
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc. within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	Government of Canada		800,000,000	-	-	-	-	-	-	800,000,000	Note 2, Note 4
Canada	Government of British Columbia		32,120,000	-	600,000	-	-	-	-	32,720,000	Note 3
Canada	Citxw Nlaka'pamux Assembly		-	3,080,000	9,940,000	-	-	-	-	13,020,000
Canada	Lower Nicola Indian Band		-	1,440,000	10,500,000	-	-	-	-	11,940,000
Canada	District of Logan Lake		3,620,000	-	-	-	-	-	-	3,620,000
Canada	Nlaka'pamux Nation Tribal Council		-	2,540,000	-	-	-	-	-	2,540,000
Canada	Stk'emlupsemc Te Secwepemc Nation		-	-	1,010,000	-	-	-	-	1,010,000
Canada	Government of Alberta		1,110,000	-		-	-	-	-	1,110,000
Canada	Cooks Ferry Indian Band		-	-	1,040,000	-	-	-	-	1,040,000
Canada	Kanaka Bar Indian Band		-	-	890,000	-	-	-	-	890,000
Canada	City of Kimberley		280,000	-		-	-	-	-	280,000
Canada	Tahltan Nation		-	-	280,000	-	-	-	-	280,000
Canada	Bonaparte First Nations		-	-	250,000	-	-	-	-	250,000
Canada	British Columbia Securities Commission		-	-	160,000	-	-	-	-	160,000
Canada	Government of Northwest Territories		-	-	100,000	-	-	-	-	100,000
Peru	Government of Peru		218,090,000	-	10,190,000	-	-	-	8,510,000	236,790,000	Note 1, Note 7
United States	Government of United States		112,960,000	-	-	-	-	-	-	112,960,000	Note 1, Note 2, Note 5
United States	State of Alaska		57,870,000	-	1,200,000	-	-	-	-	59,070,000	Note 1
United States	District of Northwest Arctic Borough		44,430,000	-	-	-	-	-	-	44,430,000	Note 1
United States	State of Minnesota		-	-	630,000	-	-	-	-	630,000	Note 1
United States	County of St. Louis		480,000	-	-	-	-	-	-	480,000	Note 1
United States	State of California		280,000	-	-	-	-	-	-	280,000	Note 1
United States	State of New Mexico		-	-	190,000	-	-	-	-	190,000	Note 1
United States	State of Montana		160,000	-	-	-	-	-	-	160,000	Note 1
United States	State of Arizona		-	-	130,000	-	-	-	-	130,000	Note 1
United States	State of Oregon		-	-	130,000	-	-	-	-	130,000	Note 1
United States	State of Washington		-	-	120,000	-	-	-	-	120,000	Note 1
United States	County of Pend Oreille		100,000	-	-	-	-	-	-	100,000	Note 1
Chile	Government of Chile		60,990,000	-	1,790,000	-	-	-	-	62,780,000	Note 1, Note 2, Note 6
Chile	Municipality of Las Condes		860,000	-	-	-	-	-	-	860,000	Note 1
Chile	Municipality of Andacollo		820,000	-	-	-	-	-	-	820,000	Note 1
Chile	Municipality of Pica		500,000	-	-	-	-	-	-	500,000	Note 1
Chile	Municipality of Iquique		130,000	-	-	-	-	-	-	130,000	Note 1
Turkiye	Government of Türkiye		-	-	700,000	-	-	-	-	700,000	Note 1, Note 2, Note 8
Australia	Government of Western Australia		-	-	260,000	-	-	-	-	260,000	Note 1
Australia	Yamatji Marlpa Aboriginal Corporation		-	-	110,000	-	-	-	-	110,000	Note 1
Mexico	Government of Mexico		-	-	310,000	-	-	-	-	310,000	Note 1
Argentina	Government of Argentina		180,000	-	-	-	-	-	-	180,000	Note 1
Additional Notes:

Note 1: Payments denominated in a foreign currency is translated using the closing spot rate on December 31, 2025: Exchange rates used for translation per $1 Canadian Dollar are as follows: AUD 1.093, CLP 656.4456, PEN 2.4531, TRY 31.3289, MXN 13.1295, USD 0.7291, and ARS 1058.2056.

Note 2: Taxes reported do not include tax refunds received in 2025 from: Government of Canada $17.4M; Government of Chile $1.1M, Government of Türkiye $0.1M, Government of the United States $0.3M.

Note 3: Payees include - Ministry of Finance British Columbia, Work Safe British Columbia, Ministry of Forests British Columbia.

Note 4: Payees include - Receiver General of Canada, Canadian Revenue Agency, and Export Development Canada

Note 5: Payees include - United States Department of the Treasury, Internal Revenue Service, United States Forest Service, United States Coast Guard, United States Customs and Border Protection, Public Access to Court Electronic Records.

Note 6: Payees include - Ministerio de Bienes Nacionales, Gobierno de Chile, Servicio Nacional De Aduanas, Servicio Nacional de Geología y Minería, Tesorería General de la República.

Note 7: Payees include - Superintendencia Nacional de Aduanas y de Administración Tributaria, Autoridad Nacional Del Agua, Fondo Nacional de Capacitación Laboral y De Promoción Del Empleo, Instituto Geológico Minero y Metalúrgico, Ministerio de Transportes y Comunicaciones, Organismo de Evaluación y Fiscalización Ambiental, Organismo Supervisor de la Inversión en Energía y Minería.

Note 8: Payees include - Ministry of Energy and Natural Resources, Ministry of Agriculture and Forestry

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Teck Resources Limited				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E452660
Subsidiary Reporting Entities (if necessary)	Teck Metals Ltd. - E097974 TCL US Holdings Ltd. - E433973 Teck Highland Valley Copper Partnership - E561040
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	Corporate Office - Chile	125,000,000	-	-	-	-	-	-	125,000,000
Canada	Frontier	700,000	-	-	-	-	-	-	700,000
Canada	Galore Creek	-	-	286,000	-	-	-	-	286,000
Canada	Head Office - Canada	675,800,000	-	580,000	-	-	-	-	676,380,000
Canada	Highland Valley Copper	35,600,000	7,060,000	24,000,000	-	-	-	-	66,660,000
Peru	Antamina	218,055,000	-	5,000,000	-	-	-	8,510,000	231,565,000	Note 1
Peru	Peru Exploration Properties	-	-	850,000	-	-	-	-	850,000	Note 1, Note 2
Peru	Quellopunta	-	-	128,000	-	-	-	-	128,000	Note 1
Peru	Zafranal	-	-	4,000,000	-	-	-	-	4,000,000	Note 1
United States	Corporate Office - US	136,100,000	-	830,000	-	-	-	-	136,930,000	Note 1
United States	Mesaba	500,000	-	680,000	-	-	-	-	1,180,000	Note 1
United States	Pend Oreille	100,000	-	290,000	-	-	-	-	390,000	Note 1
United States	Red Dog	79,689,000	-	720,000	-	-	-	-	80,409,000	Note 1
Chile	Carmen de Andacollo	51,599,000	-	518,000	-	-	-	-	52,117,000	Note 1
Chile	Corporate Office - Chile	1,540,000	-		-	-	-	-	1,540,000	Note 1
Chile	Quebrada Blanca	7,217,000	-	1,280,000	-	-	-	-	8,497,000	Note 1
Chile	NuevaUnión	2,900,000	-		-	-	-	-	2,900,000	Note 1
Turkiye	Türkiye Exploration Properties	-	-	700,000	-	-	-	-	700,000	Note 1
Australia	Australia Exploration Properties	-	-	360,000	-	-	-		360,000	Note 1
Mexico	San Nicolas	-	-	308,000	-	-	-	-	308,000	Note 1
Argentina	La Coipita	180,000	-	-	-	-	-	-	180,000	Note 1
Additional Notes[3]:

Note 1: Payments denominated in a foreign currency is translated using the closing spot rate on December 31, 2025: Exchange rates used for translation per $1 Canadian Dollar are as follows: AUD 1.093, CLP 656.4456, PEN 2.4531, TRY 31.3289, MXN 13.1295, USD 0.7291, and ARS 1058.2056.

Note 2: Peru Exploration Properties include - Yurag, and Miocene Au Properties